Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-212373 and 333-214073) and on Form S-8 (Nos. 333-271810, 333-266544, 333-263503, 333-259752, 333-227242, 333-239317, 333-239316, 333-217638, 333-214567 and 333-205097) of Iovance Biotherapeutics, Inc. of our report dated May 18, 2023 relating to the financial statements of Clinigen SP Limited (the Proleukin Business), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

East Midlands, United Kingdom

June 2, 2023